UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 12, 2002

                          ENERGY CORPORATION OF AMERICA
                           A West Virginia Corporation

                       Commission File No.:  333-29001-01
                       IRS Employer ID No.:  84-1235822

                      4643 South Ulster Street, Suite 1100
                                Denver, CO  80237
                                 (303) 694-2667



               ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On July 10, 2002, Energy Corporation of America ("ECA") entered into a $50 million revolving Credit Agreement (the "Agreement") with Foothill Capital Corporation ("Foothill"), which will also serve as Arranger and Administrative Agent for any future lenders that become a party to the Agreement. Depending on its level of borrowing under the Agreement, the applicable interest rates are based on Wells Fargo's prime rate plus 0.50% to 2.50%. The Agreement expires on July 10, 2005.

     The credit line is secured by a portion of the assets of Eastern American Energy Corporation ("EAEC") and Allegheny & Western Energy Corporation ("A&W"), each of which is a subsidiary of ECA. The Agreement, among other things, restricts the ability of ECA and its subsidiaries to incur new debt, grant additional security interests in its collateral, engage in certain merger or reorganization activities, or dispose of certain assets. Upon the occurrence of an event of default, the lenders may terminate the Agreement and declare all obligations thereunder immediately due and payable.

     The Agreement is attached to this Current Report on Form 8-K as Exhibit 1.01, and the information contained within the Agreement is incorporated herein by reference.

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                   ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

1.01 Credit Agreement, dated as of July 10, 2002, between and among Energy Corporation of American and Foothill Capital Corporation, as the Arranger and Administrative Agent for the Lenders, without the exhibits thereto.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ENERGY  CORPORATION  OF  AMERICA


                              By:     /s/ Michael S. Fletcher
                                    ----------------------------
                              Name:     Michael  S.  Fletcher
                              Title:    Chief  Financial  Officer

Dated:     July  12,  2002

                                      -2-

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